                                                                     EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of Global Med  Technologies,  Inc. (the
"Company")  on Form 10-Q for the period  ended  June 30,  2004 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
I. Ruxin,  M.D.,  Chairman of the Board and Chief  Executive  Officer and Acting
Principal Financial and Accounting Officer of the Company,  certify, pursuant to
18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to the best of my knowledge:

     (1)  The Report fully  complies with the  requirements  of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

A signed original of this written  statement is required by Section 906 has been provided  to Global Med  Technologies,  Inc.  and will be retained by Global Med
Technologies,  Inc. and furnished to the Securities  Exchange  Commission or its staff upon request.

                                            /s/ Michael I. Ruxin, M.D.
                                            --------------------------------------------
                                            Michael I. Ruxin, M.D.
                                            Chairman of the Board and Chief Executive Officer and Acting Principal
                                            Financial and
                                            Accounting Officer

                                            Dated: August 6, 2004